US Securities and Exchange Commission
                      Washington, DC 20549



                            Form 8-K
                         Current Report

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of  Report (Date of earliest event reported): October 14,1997


                     CONECTISYS CORPORATION
     (Exact name of registrant as specified in its charter)
Colorado                            33-3560D           84-1017107
(State or other jurisdiction       (Commission       (IRS Employer
   of incorporation)                File Number)    Identification No.)



             7260 SPIGNO PLACE
             AGUA DULCE, CALIFORNIA                         91350
             (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code: (805) 268-0305

Form 8-K: Dated: October 15, 1996
CONECTISYS CORPORATION
Commission File #33-3560D


Item 5 - Other Events

Los Angeles, California - The Board of Directors of Conectisys Corporation (NASDAQ OTC: CNES) announced a 1:20 reverse stock split of its common shares, effective the opening of business, Tuesday, October 14, 1997. Pursuant to the reverse, the company has retained a new Cusip number (206827-20-7) and will be trading under the new symbol "CNESD."

On September 22, 1997 the company received an order from Con Edison of New York, for the installation of fifteen wireless utility meter reading units, the company's product has been chosen as part of the Con Edison Advance Communications & Technology Project. The wireless utility meter reading units are slated for installation in downtown Manhattan in November of this year, where a pilot program is anticipated to last for three months at which time when successful, the company anticipates receiving additional orders with Con Edison. This is one of four utility and energy companies that Conectisys is currently scheduled and committed to providing wireless meter reading units to throughout the country.


Conectisys Corporation has for the last two years developed its wireless data transmission products in anticipation of energy
deregulation.   Due to this fact the company is uniquely
positioned to take full advantage of one of the largest and newest business opportunities in America today. Conectisys has entered into the scene through product acceptance by some of the largest utility and energy suppliers in the country. Management has dedicated itself to market entry and market share and is taking the necessary steps to achieve that goal.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated: October 15, 1997                 /S/ Robert A. Spigno
                                      ROBERT A. SPIGNO, President